Exhibit 32

Section 1350 Certifications
STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of Lightbridge Corporation. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of Lightbridge Corporation for the three months ended March 31, 2013.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Lightbridge Corporation as of March 31, 2013.

This Certification is executed as of May 8, 2013

By: /s/ Seth Grae
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Name: Seth Grae
Title: President, Chief Executive Officer and Director
(Principal Executive Officer)

By: /s/ James Guerra
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Name: James Guerra
Title: Chief Operating Officer and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Lightbridge Corporation and will be retained by Lightbridge Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.